COMMAND GOVERNMENT
FUND GATEWAY CENTER
THREE, 4th Floor
100 MULBERRY
STREET
					NEWARK, NEW JERSEY
07102



	February 24, 2003
Securities and Exchange Commission
450 Fifth Street, NW


Washington, DC  20549
Re:  COMMAND
Government
Fund File No.
811-3251
Ladies and Gentlemen:


	Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended December 31, 2002. The enclosed is being filed electronically via the EDGAR System.
				Yours truly,
				/s/ Jonathan D. Shain
				Jonathan D. Shain
				Secretary
Enclosure
	This  report  is signed on behalf of the Registrant  in
the City  of  Newark  and  State of New Jersey on  the  24th
day  of February 2003.
COMMAND Government Fund
By:  /s/ Jonathan D. Shain   Witness: /s/  Floyd L. Hoelscher
Jonathan D. Shain		       Floyd L.
Hoelscher
		Secretary